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EXHIBIT 21.
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                        SUBSIDIARIES OF THE COMPANY
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
Subsidiaries                                                State of Organization
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
Southwest Bank of St. Louis                                 Missouri

      Louisville Realty Corporation                         Missouri

      RE Holding Company A                                  Missouri
      RE Holding Company B                                  Missouri
      RE Holding Company C                                  Missouri

      SWB Real Estate Investment Trust                      Missouri

Southwest Bank, Belleville                                  Illinois

MVBI Capital Trust                                          Missouri

Mississippi Valley Capital Company                          Missouri